UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018 (September 27, 2018)

GOOD GAMING, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

(Address of Principal Executive Offices) (Zip Code)

(888) 295-7279

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Agreement.

On September 27, 2018, Good Gaming, Inc. (the “Company”) and ViaOne Services, LLC, a Texas Limited Liability Company (“ViaOne”), entered into a Line of Credit Agreement (the “Agreement”), pursuant to which the Company issued a secured promissory note with the initial principal amount of $25,000 to ViaOne in exchange for a loan of $25,000 (the “Initial Loan Amount”). In accordance with this Agreement, the Company may request ViaOne to provide loans of up to $250,000, including the Initial Loan Amount, and ViaOne has the right to decide whether it will honor such request. The promissory note (the “Promissory Note “) which is Exhibit A to the Agreement states that the Initial Loan Amount shall become due on September 30, 2019 (the “Maturity Date”) and bears an interest rate of 8.0% per annum. The unpaid principal and interest of the Promissory Note after the Maturity Date shall accrue interest at a rate of 18.0% per annum. The principal amount of the Promissory Note may increase from time to time up to $250,000 in accordance with the terms and conditions of the Agreement. In connection with the Agreement and Promissory Note, the Company and ViaOne executed a security agreement dated September 27, 2018 whereby the Company granted ViaOne a security interest in all of its assets, including without limitation cash, inventory, account receivables, real property and intellectual properties, to secure the repayment of the loans made pursuant to the Agreement and Promissory Note.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	The Line of Credit Agreement between Good Gaming, Inc. and ViaOne Services, LLC, including the exhibits thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018

Good Gaming, Inc.

By:	/s/ David B. Dorwart
Name:	David B. Dorwart
Title:	Chief Executive Officer